UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 28, 2026
COASTAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-38589	56-2392007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5415 Evergreen Way, Everett, Washington 98203
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:  (425) 257-9000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	CCB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ⃞

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Transition of Brian Hamilton to Consulting Role

On October 28, 2026, Coastal Financial Corporation (the “Company”), Coastal Community Bank (the “Bank”), a wholly owned subsidiary of the Company, and Brian Hamilton, President of CCBX, the Bank’s FinTech and banking-as-a-service division mutually agreed to transition Mr. Hamilton into a consulting role after the technology build-outs and infrastructure initiatives that Mr. Hamilton was engaged to lead had substantially progressed to a stage that no longer required his day-to-day leadership and oversight. Accordingly, Mr. Hamilton will cease serving as an employee and President of CCBX and will resign from all other positions he holds with the Company, the Bank and their respective subsidiaries, other than his service as a consultant to the Company and as a member of the Company’s Board of Directors.

From the Effective Date through May 1, 2027, Mr. Hamilton will provide strategic advisory and business development services to the Company’s Chief Executive Officer on an as-needed basis. The Company will pay Mr. Hamilton a monthly fee of $35,000 for his consulting services. The aggregate consulting fee payable to Mr. Hamilton will not exceed $245,000. Mr. Hamilton’s consulting agreement also includes customary releases and confirms certain continuing confidentiality, non-solicitation, non-competition, non-disparagement and cooperation obligations that apply to Mr. Hamilton during his consulting period.

The foregoing description of Mr. Hamilton’s consulting agreement does not purport to be complete and is qualified in its entirety by reference to the terms and provisions thereof, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2026.

Reduction in Chief Executive Officer Compensation

Also on October 28, 2026, in connection with the Company’s broader profit improvement plan and ongoing efforts to reduce operating expenses and align executive compensation with the Company’s current cost structure, Eric M. Sprink, the Company’s Chief Executive Officer, volunteered to reduce his compensation. Effective October 28, 2026, the Board of Directors approved the reduction in Mr. Sprink’s compensation. Under the revised compensation arrangement, Mr. Sprink’s annual base salary will be reduced from $874,000 to $500,000. The compensation reduction and Mr. Hamilton’s transition to a consulting role are part of the Company’s broader cost-reduction and operational-efficiency initiatives.

The foregoing description of the changes to Mr. Sprink’s compensation does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of an amendment to Mr. Sprink’s employment agreement memorializing the reduction, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2026.

Item 9.01    Financial Statements and Exhibits
Exhibits

Number	Description

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL FINANCIAL CORPORATION

Date: October 29, 2026	By:	/s/ Joel G. Edwards
Joel G. Edwards
Interim Chief Financial Officer